EMPLOYMENT AND POST-EMPLOYMENT AGREEMENT


               EMPLOYMENT AND POST-EMPLOYMENT AGREEMENT dated as of November 1, 1995 by and between Hibbett Sporting Goods, Inc. an Alabama corporation (the "Company") and Michael J. Newsome ("Executive").

               WHEREAS, Executive has been serving as member of the Board of Directors (the "Board") and President of the Company;

               WHEREAS, the Company desires to employ Executive as President of the Company;

               WHEREAS, the Company and Executive desire to enter into an agreement (the "Agreement") embodying the terms of such employment;

               NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

               1.   Term of Employment.   Subject to the provisions of Section
6 of this Agreement, Executive shall be employed by the Company for a period of three years commencing on the closing (the "Commencement Date") of the transactions contemplated by the Stock Purchase and Redemption Agreement dated as of November 1, 1995 by and among the stockholders referred to therein, the Company, The SK Equity Fund, L.P. and SK Investment Fund, L.P. (the "Stock Purchase and Redemption Agreement") and ending on the third anniversary of the Commencement Date (the "Expiration Date"); provided that this Agreement and Executive's employment hereunder may be extended upon mutual agreement of the Company and Executive. The initial three year period of Executive's employment, together with any extensions of Executive's employment in accordance with this Section 1 (or, if shorter, the period of Executive's actual employment hereunder) is referred to herein as the "Employment Term."

               2. Position. (a) Executive shall serve as the President of the Company. In such position, Executive shall have such responsibilities as are consistent with the scope of his responsibilities immediately prior to the Commencement Date and shall have such other duties and authority as shall be determined from time to time by the Board.

               (b) During the Employment Term, Executive will devote such time and efforts to the performance of his duties and responsibilities hereunder as may reasonably be required to fulfill such duties and responsibilities (including all of his business time, if necessary) and will not engage in any other business, profession or occupation for compensation or otherwise without the prior written consent of the Board. Subject to the foregoing and to Sections 7 and 8, Executive shall not be precluded from (i) engaging in charitable activities and (ii) managing his personal investments and affairs.

               3. Base Salary. The Company shall pay Executive an annual base salary (the "Base Salary") at the initial annual rate of $115,000, payable in arrears, in regular installments in accordance with the Company's usual payment practices but not less frequently than monthly during the Employment Term. Executive's Base Salary shall be increased on February 1, 1996 to $140,000 and on February 1, 1997 to $150,000. Thereafter Executive's Base Salary shall be increased on each February 1 during the Employment Term by the product of (i) Executive's Base Salary for the preceding year and (ii) the sum of (x) 2% and (y) the percentage increase, if any, in the Consumer Price Index for all Urban Consumers for Alabama, as issued by the Bureau of Labor Statistics of the U.S. Department of Labor as of the close of the preceding calendar year.

               4. Employee Benefits. During the Employment Term, Executive shall be entitled to participate on the same basis as other key executives of the Company in all employee benefit plans and arrangements maintained by the Company from time to time, including but not limited to paid vacation, any group health, dental, life, accidental death and dismemberment and disability insurance and 401(k) plan and profit sharing plan so maintained.

               5. Business Expenses. During the Employment Term, the Company shall reimburse promptly such of Executive's travel, entertainment and other business expenses as are reasonably and necessarily incurred by Executive in the performance of his duties hereunder in accordance with the Company's policies as in effect from time to time. During the Employment Term, Executive shall be entitled to the use of the automobile currently used by Executive and to the use of a reasonably comparable replacement automobile; provided that, the cost of such replacement automobile (all inclusive) shall not exceed
$ 35,000.

               6. Termination. Executive's employment hereunder may be terminated as provided in this Section 6 by a majority of the Board acting in good faith.

               (a) For Cause by the Company. Executive's employment hereunder may be terminated by the Company in compliance with the first paragraph of this Section 6 for "Cause". For purposes of this Section 6(a), "Cause" shall mean:

               (i) (A) conviction of a felony, (B) proven fraud, (C) proven embezzlement or (D) violation of the covenant not to compete or confidentiality clauses set forth in Sections 7 and 8 of this Agreement other than an immaterial violation;

               (ii) to the extent not covered by clause (i) of this Section 6(a), (A) Executive's use of illegal drugs, abuse of other controlled substances or habitual intoxication, (B) an act or acts on Executive's part constituting a crime involving moral turpitude or a felony under the laws of the United States or any state thereof or
         (C) dishonesty, deceit or breach of fiduciary duty on Executive's part in the performance of his duties; or

                 (iii) Executive's refusal to use reasonable efforts to perform reasonable and lawful actions required by the Board approved business plan or refusal to follow any specific and reasonable directions of the Board, in either case after written notice by the Board of such refusal to Executive and a reasonable opportunity for Executive to cure such refusal or failure.

If Executive's employment is terminated for Cause, he shall be entitled to receive his Base Salary through the date of termination. Subject to Section 7(c), all other benefits to which Executive would otherwise be entitled shall automatically be terminated except to the extent required by law.

               (b) Death; Disability. Executive's employment hereunder shall terminate upon his death and may be terminated by the Company, consistent with Company policy, if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six consecutive months or for an aggregate of six months in any consecutive 24 month period to perform substantially his duties and responsibilities under this Agreement (such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. Upon termination of Executive's employment hereunder by the Company due to Executive's Disability, Executive shall receive his Base Salary through the date on which Executive is first eligible to receive payment of disability benefits in lieu of Base Salary under the Company's employee benefit plans as then in effect but in no event for a period longer than the longer of (x) twelve months and (y) the remainder of the Employment Term as determined without regard to such termination. Upon termination of Executive's employment hereunder due to his death, Executive's estate shall receive Executive's Base Salary through the date of his death. All other benefits due to Executive or his estate following Executive's termination for Disability or as a result of his death shall be determined in accordance with the plans, policies and practices of the Company then in effect.

               (c) Without Cause by the Company and for Good Reason by the Executive. If Executive's employment is terminated by the Company in compliance with the first paragraph of this Section 6 without "Cause" (other than by reason of Disability or death) or by Executive for "Good Reason", Executive shall continue to receive his Base Salary and the benefits described in Section 4 of this Agreement other than participation in any plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended, (or any excess or supplemental benefit plan under which benefits are determined by reference to a qualified plan) for the remainder of the Employment Term as determined without regard to such termination. It is expressly understood and agreed by the parties hereto that the Company's failure to extend the Employment Term shall not constitute a termination without Cause or for Good Reason.

               During the period of continued payment provided in this Section 6(c), Executive will be available, consistent with other responsibilities that he may then have, to answer questions and provide advice to the Company. Notwithstanding any provision of this Agreement to the contrary, whether or not Executive is employed by the Company, from and after any breach by Executive of the provisions of Sections 7 or 8 other than an immaterial breach, the Company shall cease to have any obligations to make payments to Executive under this Agreement.

               For purposes of this Section 6(c), "Good Reason" shall mean:

               (i) a material reduction in Executive's responsibilities, authorities, duties or title, all as contemplated by Section 2 hereof, after written notice to the Board of such material reduction and a reasonable opportunity for the Company to cure, provided however, such reduction by reason of a termination for Cause or Disability shall not constitute Good Reason; or

               (ii) (A) the relocation of the Company's corporate offices outside of a 200 mile radius of Birmingham, Alabama, if Executive's office is not also relocated to the new site of the Company's corporate office or (B) the relocation of Executive, without his consent, outside of a 200 mile radius of the Company's corporate office.

               (d)  Termination by Executive other than for Good Reason.   If
Executive terminates his employment with the Company for any reason other than Good Reason prior to the end of the Employment Term, Executive shall be entitled to the same payments he would have received if his employment had been terminated by the Company for Cause. Subject to Section 7(c), all other obligations of the Company hereunder shall be terminated as of the date Executive's employment hereunder is terminated.

               (e) Notice of Termination. Any purported termination of employment by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11(g) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

               7.  Employment and Post-Employment Restrictions.  (a)
Executive acknowledges and recognizes the highly competitive nature of the business of the Company and accordingly agrees as follows: (i) until the date of termination of Executive's employment hereunder and (ii) during the period from the date of termination of Executive's employment hereunder through the later of the date that (x) is two years from the Commencement Date, (y) is (I) one year after Executive ceases employment with the Company pursuant to Sections 6(b) or 6(c) thereunder or (II) two years after Executive ceases employment with the Company pursuant to Sections 6(a) or 6(d) hereunder and (z) Executive ceases to receive payments pursuant to Section 6 of this Agreement (the period commencing on the date of termination of Executive's employment hereunder and ending on the latest of the dates referred to in clauses (x), (y) and (z) being referred to herein as the "Post-Termination Restriction
Period"), Executive will not enter into the following endeavors: being an employee, consultant, owner (except for passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent, representative or director of any firm or person in the Geographic Area, as hereinafter defined, which directly competes with a line or lines of business of the Company that exist now (such line of business as it exists now being the retail sale of athletic equipment, apparel, footwear and other sporting goods) or at any time during Executive's employment hereunder (a "Competing Business"); provided however that the Company and Executive will be reasonable in characterizing any such additional line of business for purposes of this Section 7 and provided further that, Executive and the Company shall use all reasonable efforts to enter into, promptly after the Company commences any such additional line of business, an amendment to this Section 7 describing such additional line of business. Notwithstanding the preceding sentence, Executive may accept employment with and be employed by a firm or person that has an affiliate engaged in a Competing Business, provided that, Executive does not enter into the endeavors described above with or on behalf of such affiliate. The Geographic Area is defined as any and all states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, Illinois, Tennessee and any other state immediately adjacent to any of the foregoing states. With respect to each state set forth above this covenant not to compete is intended as a separate covenant. If any one of such covenants is declared invalid for any reason, this determination shall not affect the validity of the remainder of the covenants or any covenant covering territory other than such state. The other covenants in this Section 7 shall remain in effect as if the provision had been executed without the invalid covenants. The parties hereby declare that they intend that the remaining covenants of the provision continue to be effective without any covenants that have been declared invalid.

               (b) Executive hereby agrees that he will not directly or indirectly induce any employee of the Company or any of its subsidiaries or affiliates to engage in any activity in which Executive is prohibited from engaging by Section 7(a) above or to terminate his employment with the Company or any of its subsidiaries or affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the Company or any of its subsidiaries or affiliates unless such person shall have ceased to be employed by the Company or any of its subsidiaries or affiliates for a period of at least six months.

               (c) If at any time during the Post-Termination Restriction Period Executive (i) has not violated the provisions of paragraphs (a) and (b) above or Section 8 below, (ii) is not and has not been employed for any period by any person or entity since terminating employment with the Company and
(iii) is not eligible to receive a continuation of benefits pursuant to
Section 6(c) of this Agreement, the Company shall make available to Executive at his "COBRA expense", as defined below, the health insurance benefits that are generally available to employees of the Company; provided that if at any time Executive terminates his coverage under the Company's health insurance plans, the Company shall have no obligation to make available thereafter health insurance benefits. The parties expressly acknowledge that, during all or part of the period during which the Company is obligated to make available to Executive the health insurance coverage contemplated above, such obligation may be satisfied by compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Internal Revenue Code of 1986, as amended and Part 6, Title I of the Employee Retirement Income Security Act of 1974, as amended ("COBRA"). "COBRA expense" shall mean the maximum cost to Executive of "continuation coverage", determined in accordance with COBRA.

               8. Confidentiality. Executive agrees that he will not at any time (whether during or after termination of his employment with the Company) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, provided that the foregoing shall not apply to information which is not unique to the Company or is known to most others in the industry or the public other than as a result of Executive's breach of this covenant.
Executive agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, computer software, printouts and equipment, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its subsidiaries and affiliates, except that he may retain personal notes, personal notebooks, personal correspondence and personal diaries. Executive further agrees that he will not retain or use for his account at any time any tradename, trademark or other proprietary business designation used or owned in connection with the business of the Company, its subsidiaries or its affiliates.

               9. Specific Performance. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Agreement to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may
judicially determine or indicate to be enforceable.   Alternatively, if any
court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 7 or 8 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

               10. Continuation of Employment. Unless the parties otherwise agree in writing, continuation of Executive's employment with the Company beyond the expiration of the Employment Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement, and Executive's employment may thereafter be terminated at will by Executive or the Company. The Company shall use its best efforts to provide Executive with notice no later than one month prior to the Expiration Date of its intention not to extend this Agreement. A failure to give such notice shall not constitute a breach of this Agreement unless Executive has requested, after the expiration of the time for giving such notice, notice as to whether this Agreement will be extended and the Company has failed to respond to such request within 10 business days.

               11.  Miscellaneous.

               (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of [Alabama] without regard to the conflicts of law rules of such state.

               (b) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein and therein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

               (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

               (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

               (e) Assignment. This Agreement shall not be assignable by Executive and shall be assignable by the Company to its successor or a purchaser of all or substantially all of its assets and otherwise only with the consent of Executive.

               (f) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

               (g) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, or by prepaid overnight courier addressed to the respective addresses set forth below or to such other address as the applicable person may have furnished to the others in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         If to Executive:

               Michael J. Newsome
               Hibbett Sporting Goods, Inc.
               131 South 25th Street
               Irondale, AL 35211

         With a copy to:

               Steven Della Rocca
               Latham & Watkins
               885 Third Avenue
               New York, NY  10022

         If to the Company:

               Hibbett Sporting Goods, Inc.
               131 South 25th Street
               Irondale, AL 35211
               Attention:  Maxine Martin

         With a copy to:

               Saunders Karp & Co., L.P.
               667 Madison Avenue
               New York, NY  10022
               Attention: John F. Megrue

               (h) Headings. The headings of the Sections of this Agreement are for reference only and shall not affect the contents of this Agreement.

               (i) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

               (j) Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                /s/ Michael J. Newsome
                                ----------------------
                                 Michael J. Newsome



                                 HIBBETT SPORTING GOODS, INC.


                                 By: /s/ John F. Megrue
                                     ------------------
                                    Title: